EXHIBIT 10.3

ASSET PURCHASE RESCISSION AGREEMENT

THIS ASSET PURCHASE RESCISSION AGREEMENT, dated as of this 10th day of November, 2015 (the "Rescission Agreement"), is by and among Solarflex Corp., a Delaware corporation with offices located at 2 Abba Hillel Silver Street, 11th Floor, Ramat Gan 52506 Israel (the "Company"), International Executive Consulting SPRL, an entity organized under the laws of Belgium with offices located in the Ukraine ("IEC") and Edwin Witarsa Ng, a resident of Indonesia with an address at Kompleks Masdulhak Garden, N0. 42, Medan 20152, Indonesia ("Mr. Ng"). The Company, IEC and Mr. Ng are sometimes referred to individually, as a "Party" and collectively, as the “Parties.”

RECITALS

WHEREAS, on May 14, 2013, the Company and IEC entered into an Asset Purchase Agreement (the "APA) pursuant to which the Company acquired certain machinery (the "Equipment") in consideration from IEC for a cash payment of $30,000 and the issuance of 60,000,000 shares of the Company’s common stock (the "Shares"), adjusted for the forward split of the Company's Shares on a ten for one (10:1) basis, pursuant to a Definitive Information Statement filed with the Securities and Exchange Commission on October 21, 2013 valued at $180,000, representing approximately 44% of the Registrant’s outstanding shares on the date of the APA (the "Shares"); and

WHEREAS, the Company was not successful in its planned business activities of manufacturing its patented flexible solar panel utilizing the Equipment and, as a result, the Company has not generated any revenues from operations, has had difficulties in raising capital and is presently experiencing cash flow difficulties and has no further use for the Equipment; and

WHEREAS, the Company and IEC desire to rescind the APA pursuant to this Rescission Agreement and the Mr. Ng desires to facilitate the implementation of the rescission transaction pursuant to the terms and conditions of this Rescission Agreement.

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I

The Rescission Transaction

1.1 Return of Equipment Asset. Subject to the terms and conditions set forth in this Rescission Agreement, the Company agrees to transfer and assign the Equipment to IEC and IEC agrees to accept the transfer and assignment of the Equipment for the consideration set forth in section 1.2 below.

1.2 Cash and Other Consideration. The Parties acknowledge and agree that the consideration for the transfer and assignment of the Equipment shall be as follows: (1) Mr. Ng shall pay the sum of $20,000 to IEC in exchange for the transfer and assignment by IEC to Mr. Ng of 50,000,000 of the 60,000,000 Shares issued to IEC under the APA; (ii) IEC shall transfer and assign to the Company the remaining 10,000,000 Shares issued in the name of IEC in May 2013; and (iii) the Company shall transfer and assign to IEC all right and title to the Equipment.

1.3 Principal Shareholder’s Waiver. The Principal Shareholder expressly waives its right under the APA to assign one (1) person to serve on the Company's board of directors, which right shall hereinafter be null and void.

1.4 Instruments of Transfer; Further Assurances. In order to consummate the transactions contemplated by this Rescission Agreement, the Parties shall duly execute and deliver such other and further documents in order to re-convey full right, title and interest in the Equipment to IEC, free and clear of all liens, claims and encumbrances.

ARTICLE II.

Representations and Warranties of the Parties

2.1 Representations and Warranties of the Company. The Company represents and warrants to IEC that the following are true and correct on and as of the date of this Rescission Agreement and will be true and correct through the Closing as if made on and as of that date:
(a) The Company has valid legal ownership to the Equipment, there exists no right or option held by any third party to reacquire the Equipment other than the right of Principal Shareholder as provided in this Rescission Agreement;
(b) The Company has the corporate power and authority to enter into this Rescission Agreement without the necessity of obtaining any consent, approval, authorization or waiver or giving any notice or otherwise; and
(c) The execution, delivery and performance of this Rescission Agreement do not and will not:
(1) constitute a violation of the charter documents of the Company;
(2) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Company, or
(3) constitute a default under any contract to which Purchaser is a party.
(d) This Rescission Agreement has been duly authorized, executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

2.2 Representations and Warranties of IEC. The Principal Shareholder represents and warrants to the other Parties that the following are true and correct on and as of the date of this Rescission Agreement and will be true and correct through the Closing as if made on and as of that date:
(a) The Principal Shareholder is duly organized, validly existing and in good standing under the laws of the Belgium and is qualified to transact business and is in good standing in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted;
(b) The Principal Shareholder has the requisite power and authority to accept the transfer and assignment of the Equipment by the Company, accept payment of the cash consideration of $20,000 from Mr. Ng and transfer and assign the 60,000,000 Shares as provided in Section 1.2 above, without the necessity of obtaining any consent, approval, authorization or waiver or giving any notice or otherwise;
(c) The Principal Shareholder acknowledges that after receipt of the cash payment of $20,000 from Mr. Ng, the transfer and assignment by IEC of the 60,000,000 Shares as set forth in Section 1.2 above and the transfer and assignment by the Company of all right, title and interest in and to the Equipment, the APA and any rights of IEC thereunder shall be null and void.
(d) The execution, delivery and performance of this Rescission Agreement does not and will not:
(1) constitute a violation of the charter documents of IEC;
(2) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Principal Shareholder, or
(3) constitute a default under any contract to which IEC is a party.
(e) This Rescission Agreement has been duly authorized, executed and delivered by Principal Shareholder and constitutes the legal, valid and binding obligation of Principal Shareholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

2.3 Representations and Warranties of Mr. Ng. The Purchaser represents and warrants to the other Parties that the following are true and correct on and as of the date of this Rescission Agreement and will be true and correct through the Closing as if made on and as of that date:
(a) The Purchaser, a resident of Indonesia, is qualified to transact business in the jurisdictions where he is required to qualify in order to conduct his business as presently conducted and/or as he intends to conduct;
(b) The Purchaser has the requisite power and authority to accept the transfer and assignment of the 50,000,000 Shares upon the payment of the cash consideration of $20,000 to IEC as provided in Section 1.2 above, without the necessity of obtaining any consent, approval, authorization or waiver or giving any notice or otherwise;
(c) The execution, delivery and performance of this Rescission Agreement does not and will not:
(1) constitute a violation of the agreement of Mr. Ng;
(2) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Purchaser, or
(3) constitute a default under any contract to which Mr. Ng is a party.
(d) This Rescission Agreement has been duly executed and delivered by Mr. Ng and constitutes the legal, valid and binding obligation of Mr. Ng, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

ARTICLE III.

Miscellaneous

3.1 Further Actions. From time to time, as and when reasonably requested by any Party hereto, shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to transfer, assign and deliver to the other Party, as the case may be, the Equipment or the Shares (or to evidence the foregoing) and to consummate and to effect the other transactions expressly required to be performed by Parties hereunder.

3.2 No Broker. The Parties represent and warrant to each other that they have no obligation or liability to any broker or finder by reason of the transactions which are the subject of this Rescission Agreement.

3.3 Expenses. The Parties shall each bear their own legal fees, accounting fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Rescission Agreement and the consummation of the transactions hereunder.

3.4 Nature and Survival of Representations. All representations and warranties and agreements made by the Parties in this Rescission Agreement or pursuant hereto shall survive the Closing of the transactions contemplated hereunder.

3.5 Notices. Any and all notices, elections, demands, or requests permitted or required to be made under this Rescission Agreement shall be in writing, signed by the Party giving such notice, election, demand or request and shall be delivered personally or sent by registered, certified or express Postal Mail, postage prepaid, to the other Party at the addresses set forth above or to such other address(es) as any Party shall designate in writing. The date of receipt of such notice, election, demand or request shall be deemed the earlier of (i) the date of actual receipt of such notice, election, demand or request, (ii) five (5) days after the date of mailing thereof by registered or certified mail, (iii) two (2) days after the date of mailing thereof by express mail, or (iv) the date of personal delivery thereof, if applicable.

3.6 Assignment. This Rescission Agreement shall not be assignable otherwise than by operation of law by any Party without the prior written consent of the other Parties, and any purported assignment by any Party without the prior written consent of the other Parties shall be void.

3.7 Modification. Except as otherwise noted herein, this Rescission Agreement contains the entire agreement between the Parties hereto with respect to the transactions contemplated herein and there are no agreements, warranties or representations which are not set forth herein. This Rescission Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the Parties hereto.

3.8 Governing Law. This Rescission Agreement is executed and performable in the State of Israel. The Parties expressly agree that this Rescission Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Israel, and exclusive venue for all claims and causes of action for enforcement or interpretation of this Rescission Agreement shall be subject to binding arbitration to be held in accordance with the arbitration rules and regulations of the State of Israel.

3.9 Binding Effect. This Rescission Agreement shall be binding upon the Parties and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective Parties hereto; provided, however, that this Rescission Agreement and all rights hereunder may not be assigned by any Party hereto except with the prior written consent of the other Party.

3.10 Counterparts. This Rescission Agreement may be executed in one or more counterparts, all of which shall be one and the same Rescission Agreement and shall become effective when one or more counterparts have been signed by the Parties and delivered to the other Party.

3.11 Headings. The headings in this Rescission Agreement are for convenience and reference only and shall not be deemed to alter or affect any provision hereof.

3.12 Severability. If any provision of any part of this Rescission Agreement or the application thereof to any Party hereto or in any circumstance shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Rescission Agreement or of such provision, as well as the application of such circumstances shall not be affected thereby but rather shall be governed to the strictest extent permitted by law.

IN WITNESS WHEREOF, the undersigned have executed this Rescission Agreement as of the date first above written.

SOLARFLEX CORP. (Company)

/s/:Sergey Rogov
Sergey Rogov, Chairman and President

INTERNATIONAL EXECUTIVE CONSULTING SPRL

/s/: Lev Zaidenberg
Lev Zaidenberg, Chief Executive

EDWIN WITARSA NG

/s/: Edwin Witarsa Ng
Edwin Witarsa Ng